Exhibit 99.1

TERMINATION OF GROUP AGREEMENT

June 5, 2017

Each of the undersigned is a party to that certain Group Agreement, dated February 20, 2017, as amended on March 21, 2017 (the “Group Agreement”). Each of the undersigned hereby agrees that the Group Agreement is terminated effective immediately.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Termination of Group Agreement to be executed as of the day and year first above written.

Richmond Brothers, Inc.

By:	/s/ David S. Richmond
	Name:	David S. Richmond
	Title:	Chairman

RBI Private Investment I, LLC

By:	RBI PI Manager, LLC
Manager

By:	/s/ David S. Richmond
	Name:	David S. Richmond
	Title:	Manager

RBI Private Investment II, LLC

By:	RBI PI Manager, LLC
Manager

By:	/s/ David S. Richmond
	Name:	David S. Richmond
	Title:	Manager

By:	RBI PI Manager, LLC

By:	/s/ David S. Richmond
	Name:	David S. Richmond
	Title:	Manager

By:	Richmond Brothers 401(k) Profit Sharing Plan

By:	/s/ David S. Richmond
	Name:	David S. Richmond
	Title:	Trustee

/s/ David S. Richmond
David S. Richmond

/s/ Matthew J. Curfman
Matthew J. Curfman

Norman J. Ravich Irrevocable Trust

By:	/s/ Mark H. Ravich
	Name:	Mark H. Ravich
	Title:	Trustee

Alexander Coleman Ravich 1991 Irrevocable Trust

By:	/s/ Mark H. Ravich
	Name:	Mark H. Ravich
	Title:	Trustee

Alyssa Danielle Ravich 1991 Irrevocable Trust

By:	/s/ Mark H. Ravich
	Name:	Mark H. Ravich
	Title:	Trustee

Norman and Sally Ravich Family Trust

By:	/s/ Mark H. Ravich
	Name:	Mark H. Ravich
	Title:	Trustee

/s/ Mark H. Ravich
Mark H. Ravich